UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2012

SINO-BON ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-52224	88-0409166
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

P.O. Box 031-088, Shennan Zhong Road
Shenzhen City, P.R. China 518031
(Address of principal executive offices)

0086-755-23990959
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors & Officers -

Effective April 17, 2012, Sino-Bon Entertainment, Inc. (the “Company”) received the resignations of both Mr. Wang Yingjun and Ms. Fengyi (May) Yang as members of the Company’s Board of Directors.   Also effective April 17, 2012, Mr. Wang Yingjun and Ms. Fengyi (May) Yang resigned as the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

Appointment of Directors & Officers -

Effective April 17, 2012, the Board of Directors appointed Mr. Gong Yonggang and Mr. Wang Junyong as members of the Company’s Board of Directors to fill the current vacancies created by the resignations of Mr. Wang Yingjun and Ms. Fengyi (May) Yang as noted above.

Also effective April 17, 2012, the Board of Directors appointed Mr. Wang Junyong as the Company’s new Chief Executive Officer and Secretary, to fill the current vacancies created by the resignation of Mr. Wang Yingjun as noted above.  In addition, effective April 17, 2012, the Company’s Board of Directors appointed Mr. Gong Yonggang as the Company’s new Chief Financial Officer to fill the current vacancy created by the resignation of Ms. Fengyi (May) Yang as noted above.

The Company’s Board of Directors is now comprised of Messrs. Yuan Qihong, Wang Junyong and Gong Yonggang.

It is contemplated that Messrs. Wang Junyong and Gong Yonggang may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time.  Messrs. Wang Junyong and Gong Yonggang have no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.   There is no arrangement or understanding pursuant to which Messrs. Wang Junyong and Gong Yonggang were appointed as members of the Company’s Board of Directors or as officers of the Company.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   The professional histories of Messrs. Wang Junyong and Gong Yonggang are noted below.

Professional History of Wang Junyong

Mr. Wang Junyong is a Certified Public Accountant and Certified Public Valuer in the People’s Republic of China.  He is currently the Chief Financial Officer of Jiangsu Danbom Electrical Machine Co., Ltd., an affiliate of the Compnay, a position he has held since 2007.  Previously, from February 2004 to June 2007, he was a Financial Manager with Shanghai Anyang Wood Co., Ltd., and prior to this, from May 2002 to February 2004, Mr. Wang Junyong was an Auditor with Anhui Zhicheng Accounting Firm.  Mr. Wang Junyong obtained a bachelor’s degree in finance and economics from the Anhui University in the People’s Republic of China in 1994.

Professional History of Gong Yonggang

Mr. Gong Yonggang is currently an Internal Controller with Jiangsu Danbom Electrical Machine Co., Ltd., an affiliate of the Company, a position he has held since May 2011.  From May 2009 to April 2011, Mr. Gong was a Financial Manager with Jiangsu Taicheng Plastic Products Co., Ltd., and from March 2008 to April 2009, he was an Auditing Accountant with Jiangsu Danbom Electrical Machine Co., Ltd.  Mr. Gong obtained a bachelor’s degree in accounting from the Huaihai Institute of Technology in the People’s Republic of China in 2005.  He has completed coursework in the following areas: cost accounting, industrial accounting, financial accounting, accounting of financial institutions, budget accounting and relevant regulatory and management courses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino-Bon Entertainment, Inc.

Date: April 19, 2012	By:	/s/ Wang Junyong
Wang Junyong
Chief Executive Officer